                                                                    Exhibit 24.1


                                POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Crocker and Thomas W. Fry, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                     Title                                     Date
---------                                     -----                                     ----

/s/Charles Crocker                            Chairman of the Board of                  December 27, 2001
---------------------------------------
(Charles Crocker)                             Directors


/s/Richard W. Turner                          President and Chief Executive Officer &   December 27, 2001
---------------------------------------       Director
(Richard W. Turner)

                                              Vice President of Finance and
/s/Thomas W. Fry                              Administration, Secretary and             December 27, 2001
---------------------------------------       Treasurer
(Thomas W. Fry)                               (Principal Financial and Accounting
                                              Officer)


/s/Jordan Davis                               Director                                  December 27, 2001
---------------------------------------
(Jordan Davis)

/s/Ralph M. Richart                           Director                                  December 27, 2001
---------------------------------------
(Ralph M. Richart)

/s/Lawrence A. Wan                            Director                                  December 27, 2001
---------------------------------------
(Lawrence A. Wan)

/s/Gary D. Wrench                             Director                                  December 27, 2001
---------------------------------------
(Gary D. Wrench)
-------------------------------------------------------------------------------------------------------------------


                                                                                                        SCHEDULE II
                        BEI MEDICAL SYSTEMS COMPANY, INC.
                                ----------------
                        VALUATION AND QUALIFYING ACCOUNTS

                                                                     Column C
              Column A                     Column B                  Additions                  Column D          Column E
-------------------------------------    -------------     ------------------------------     -------------     -------------
                                          Balance at        Charged to       Charged to                          Balance at
                                          Beginning         Costs and          Other                               End of
            Description                   of Period          Expenses         Accounts         Deductions          Period
-------------------------------------    -------------     -------------    -------------     -------------     -------------
 DOLLARS IN THOUSANDS
YEAR ENDED SEPTEMBER 29, 2001:
Deducted from asset
   accounts:
Allowance for doubtful
   accounts                                    $34               $46              $--               ($5) (B)          $75
Valuation allowance for
   deferred tax assets                       4,022             1,549(A)                                             5,571
                                         -------------     -------------    -------------     -------------     -------------
     Total                                  $4,056            $1,595              $--               ($5)           $5,646
                                         =============     =============    =============     =============     =============
YEAR ENDED SEPTEMBER 30, 2000:
Deducted from asset
   accounts:
Allowance for doubtful
   accounts                                    $93                $5              $--              ($64) (B)          $34
Valuation allowance for
   deferred tax assets                       4,445              (423)(A)                                            4,022
                                         -------------     -------------    -------------     -------------     -------------
     Total                                  $4,538             $(418)             $--              ($64)           $4,056
                                         =============     =============    =============     =============     =============

YEAR ENDED OCTOBER 2, 1999:
Deducted from asset accounts:
Allowance for doubtful
   accounts                                   $174               $74                $--           ($155) (C)          $93
Valuation allowance for
   deferred tax assets                       1,784             2,661(A)            --                --             4,445
                                         -------------     -------------    -------------     -------------     -------------

     Total                                  $1,958            $2,735              $--             ($155)(C)        $4,538
                                         =============     =============    =============     =============     =============


(A) Allowance adjustment resulting from evaluation of the realizability of the related deferred tax assets.
(B) Uncollectible accounts written off.
(C) Includes adjustment based on allowance allocated to CSAC in the Asset Sale ($80,000) and uncollectible accounts written off ($75,000).

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
BEI Medical Systems Company, Inc.


     We have audited the consolidated financial statements of BEI Medical Systems Company, Inc. as of September 29, 2001 and September 30, 2000, and for each of the three years in the period ended September 29, 2001, and have issued our report thereon dated December 4, 2001. Our audits also included the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.



                                                      /s/ ERNST & YOUNG LLP
MetroPark, New Jersey
December 4, 2001









                                      S-2